EXHIBIT  10.1

                             TERMINATION, SETTLEMENT
                             -----------------------
                              AND RELEASE AGREEMENT
                              ---------------------


Between

     (1)  Amni International Petroleum Development Company Limited ("Amni")

     (2)  Liberty Technical Services Limited ("Liberty")

Dated:          30  June  1998

Whereas

     (A) Amni and Liberty are parties to the Joint Venture and Joint Operating Agreements relating to the Licences/Leases.

     (B) Various disputes having arisen between the parties, the parties have now agreed to settle their disputes and to terminate their existing arrangements and replace them with a new arrangement as set out herein.

NOW  THEREFORE  it  is  agreed  as  follows:

1.     Definitions
       -----------

The  following  terms  shall  have  the  meanings respectively ascribed thereto:

DEEP  ZONE          All  geological  formations  within and around the IMA Field that are north (upthrown) and south (downthrown) of the geological fault dividing the IMA Field, all depths below the geological formation within the IMA Field known as the <F> sand, as currently shown on the maps and schematic cross-section materials covering the IMA Field annexed hereto as Schedule B1 or a depth of 12,150 feet (true vertical depth), whichever is the lesser depth, lying within the geographical co-ordinates along the northern boundary of OML 112 and OPL 237, to the southern boundary of OML 112, to the western boundary of OML 112 and to the eastern boundary of 550,000m E, annexed hereto as Schedule B2.

EFFECTIVE  DATE     the  30th  day  of  June  1998

JOINT  OPERATIONS   all  operations  relating  to  the  IMA  Field  under
Licences/Leases other than operations commenced after the Effective Date that relate to the Deep Zone

JOINT DEVELOPMENT
    AGREEMENTS      the  agreements  listed  in  Schedule  A  hereto


IMA  FIELD          The  oil  producing  reservoir  known as the IMA Field lying within  the Licences/Leases as shown on the plan attached as Schedule B@ hereto.

LICENCES/LEASES     Nigeria Oil Prospecting License 237, dated  October 13, 1994 and Nigeria Oil Prospecting License 469, dated August 24, 1993, subsequently converted to Oil Mining License 112 on February 12, 1998


2.     Termination  of  Joint  Development  Agreements
       -----------------------------------------------

With effect from the Effective Date the Joint Venture and Joint Operating Agreements are agreed by the parties to have ceased to be of any force or effect and all rights, obligations and liabilities arising thereunder or in connection therewith (whether in respect of the period prior to the Effective Date or thereafter) are deemed to be canceled.

3.     Assignment  of  Interests
       -------------------------

Subject  to  any  necessary  government  consents

     (a) Liberty in consideration of the obligations undertaken by Amni hereunder, hereby surrenders and assigns to Amni all of its right, title and interest in the Licences/Leases and all associated equipment located on the IMA Field and materials including 3D seismic data and other geological and/or geophysical information acquired by or on behalf of the joint ventures established pursuant to the Joint Venture and Joint Operating Agreements with effect from the Effective Date with the exception of (i) Liberty's interest in the Langley, (ii) Liberty's existing rights to production from the IMA Field (or the proceeds thereof) produced on or prior to the May 18, 1998 and (iii) Liberty's rights in the insurance proceeds relating to the blowout of the IMA 9 well, which proceeds shall be used to partially reimberse the cost of the first well to be drilled in the Deep Zone, all as is provided for in the Joint Operating Agreement attached as an Exhibit to the Joint Venture Agreement and attached hereto as Schedule C. Liberty shall procure that all data and information relating to Joint Operations shall be released to Amni within 60 days of the date hereof.

     (b) Amni hereby grants a 10% working interest in the Deep Zone to Liberty (or its nominee) on the terms set out in the Joint Venture Agreement attached hereto as Schedule C, which Joint Venture Agreement has been executed on even date herewith.

     (c) With respect to the Joint Venture Agreement attached hereto and documents executed in connection therewith (collectively, the "Deep Zone Documents"), Amni and Liberty shall use their best efforts to obtain the necessary governmental approvals required to consummate the transaction provided therein as promptly as possible. If by December 1, 1998 the necessary government approvals have not been obtained, then Amni and Abacan shall enter into such other contractual agreements as are necessary to provide Liberty (or its nominee) with all of the rights and benefits provided for in the Deep Zone Documents.

4.     Waiver  of  Claims
       ------------------

Amni hereby waives all existing claims against and debts from Liberty, Abacan Resource Corporation ("ARC") and all of its related subsidiaries, including, but not limited to, Abacan Technical Services Ltd. (collectively, "Abacan") arising under the terms of the Joint Venture and Joint Operating Agreements or in respect of or in connection with Joint Operations. Liberty hereby waives (and will procure that all of its affiliates also waive all existing claims) all existing claims against Amni in respect of or in connection with the Joint Operation and the Joint Venture and Joint Operating Agreements.

5.     Governing  Law
       --------------

     (a) This Agreement shall be governed by, construed, intrepreted and applied in accordance with the laws of England.

     (b) Any dispute arising out of and relating to this Agreement and which the Parties have not settled by themselves, shall finally be decided, to the exclusion of the courts, by arbitration in accordance with the arbitration rules of the International Chamber of Commerce. Three arbitrators shall be appointed, each party appointing one arbitrator, and the two arbitrators thus appointed choosing the presiding arbitrator. In reaching a decision, the arbitrators shall act (ex aequo et bono] and shall be guided by the terms of this Agreement and international practice in similar agreements.


IN WITNESS whereof the Parties have caused this Agreement to be executed on the date above written.



/s/  Tunde  Afolabi
-------------------
for  and  on  behalf  of
AMNI  INTERNATIONAL  PETROLEUM
DEVELOPMENT  COMPANY  LIMITED



/s/  Tunde  Folawiyo
--------------------
for  and  on  behalf  of
LIBERTY  TECHNICAL  SERVICES  LIMITED

                                   SCHEDULE A



1. Joint Venture Agreement for OPL 237 dated 2/12/94 as restated as at 15 September 1995 and the following related agreements of the same date

                            Joint Operating Agreement
                          Management Committee By-Laws
                         Technical Assistance Agreement

2. Joint Venture Agreement for OPL 469 dated 19 August and restated as at 15 September 1995 and the following related agreements of the same date

                            Joint Operating Agreement
                          Management Committee By-Laws
                         Technical Assistance Agreement

3. All other agreements entered into by and between Amni or its affiliates and Abacan with respect to the foregoing agreements or relating to the ownership and operation of the Joint Operations.

                                   SCHEDULE B


                                  THE IMA FIELD
                                  -------------

Please see Schedule AD@ of the Joint Venture Agreement filed as Exhibit 10.3 to the Form 10-KSB dated effective March 1, 1999.

                                   SCHEDULE C

                          DRAFT JOINT VENTURE AGREEMENT
                          -----------------------------

The finalized Joint Venture Agreement has been filed as Exhibit 10.3 to the Form 10-KSB dated effective March 1, 1999.

               SUPPLEMENTAL AGREEMENT TO TSRA DATED JUNE 30, 1998




Date:     June  30,  1998
----

We refer to the TSRA being signed today between us. Notwithstanding the terms of such Agreement, the parties hereby agree that the issue of termination of the JVA/JOA remains outstanding.

Accordingly, the parties hereby undertake to negotiate a termination clause in good faith as soon as reasonably practicable hereafter (and in any event not later than seven days from the date hereof) along the following principles:

1. Termination will be permissible if either party fails to pay any sums due, whether as a result of default, insolvency, liquidation or receivership.

2. The default may be remedied within a 60-90 day period by the defaulter or someone on his behalf.

3. If it is not remedied within such period, the non-defaulting party may terminate the JVA/JOA forthwith.

4. Upon any such termination the terminating party will be compensated for the value of its interest in the project net of the cost of curing the default.



Agreed:/s/  Tunde  Folawiyo            Agreed:/s/  Tunde  Afolabi
       --------------------                   -------------------
       Liberty Technical Services Ltd.        Amni International Petroleum
                                              Development Company  Limited